Exhibit 1.5

CTO REALTY GROWTH, INC.
(a Maryland corporation)

$250,000,000 of Common Stock

(Par Value $0.01)

AMENDMENT NO. 1 TO THE EQUITY DISTRIBUTION AGREEMENT

April 29, 2026

[•] As Forward Seller and Manager [•] As Forward Purchaser

To the addressee set forth above:

Reference is made to the Equity Distribution Agreement, dated November 12, 2024, as amended on April 29, 2026 (the “Agreement”), by and among CTO Realty Growth, Inc., a Maryland corporation (the “Company”), [FORWARD PURCHASER] (in its capacity as forward purchaser under any Forward Contract, the “Forward Purchaser”) and [FORWARD SELLER] (in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Issuance Securities pursuant to the Agreement, the “Manager,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Securities pursuant to the Agreement, the “Forward Seller” and, together with the Company and the Forward Purchaser, the “Parties”). Capitalized terms used but not defined herein shall have the meaning assigned to them in the Agreement.

In light of the entry into new Equity Distribution Agreements, dated the date hereof, by and among the Company and each of Cantor Fitzgerald & Co. and Huntington Securities, Inc., as manager, forward seller and forward purchaser, the Parties desire to amend the Agreement through this Amendment No. 1 to the Equity Distribution Agreement (this “Amendment”) to modify the definition of certain defined terms set forth in the Agreement and used herein and to make certain other changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

1.             Amendments to the Agreement. The Parties agree, from and after the Effective Date, that:

a.	The last paragraph of Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Company has also entered into separate equity distribution agreements(collectively, as each may be amended from time to time, the “Alternative Distribution Agreements”), (i) dated as of November 12, 2024, as amended on April 29, 2026, with each of A.G.P./Alliance Global Partners, B. Riley Securities, Inc., Robert W. Baird & Co., Incorporated, Jefferies LLC, JonesTrading Institutional Services LLC, KeyBanc Capital Markets Inc., Lucid Capital Markets, LLC, Raymond James & Associates, Inc., Regions Securities LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC and (ii) dated as of April 29, 2026, with each of Cantor Fitzgerald & Co. and Huntington Securities, Inc. (and, as applicable, their respective affiliates) (each, in its capacity as agent and/or principal, forward seller and forward purchaser thereunder, an “Alternative Manager”), for the issuance (in the case of the Issuance Securities) or borrowing (in the case of the Forward Hedge Securities) and sale from time to time through the applicable Alternative Managers on the terms set forth in the applicable Alternative Distribution Agreements. The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.”1

b.	Section 2(c) is hereby amended by inserting the words “or all such previously delivered Placement Notices have been terminated or superseded” immediately after the phrase “have all been sold”.

1 Remove the agent signing applicable EDA amendment.

c.	Section 5(w) is hereby deleted in its entirety and replaced with the following:

“The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company at the dates indicated and the results of operations, changes in equity and cash flows of the Company for the periods specified, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented. Except as included or incorporated by reference in the Registration Statement and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus under the Securities Act. All disclosures contained or incorporated by reference in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, in each case to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.”

d.	Section 5(ccc) is hereby deleted in its entirety and replaced with the following:

“No securities issued by the Company or any of its subsidiaries are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act; provided, however, that the foregoing shall not apply to any rating assigned to any loan investment (or any participation interest therein) held, originated or sold by the Company or any of its subsidiaries.”

e.	Section 6(h) is hereby deleted in its entirety and replaced with the following:

“Limitation on Managers. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities shall only be effected by or through only one of the Manager or the Forward Seller, as the case may be, or the respective Alternative Manager on any single given day, but in no event more than one (the “Current Manager”), and the Company shall in no event request that the Manager or the Forward Seller, as the case may be, or one or more of the Alternative Managers sell Securities on the same day; provided, however, that (a) the foregoing limitation shall not apply to (i) the exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement and (c) such limitation shall not apply if, prior to any such request to sell Securities, all Securities the Company has previously requested the Manager, the Forward Seller or any Alternative Managers to sell have been sold or the applicable Placement Notice has been terminated or superseded. Notwithstanding the foregoing, a sale may be effected by a second Manager (the “Second Manager”) on a single given day if (i) such sale is executed pursuant to a single privately negotiated transaction, which may include a block trade (a “Single Negotiated Transaction”), and (ii) the Company notifies the applicable Current Manager that a Second Manager was appointed to execute such Single Negotiated Transaction.”

2.            Governing Law. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

3.             Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the New York Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.              Agreement Remains in Effect. Except as provided in this Amendment, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Manager, the Forward Seller, the Forward Purchaser and the Company in accordance with its terms.

Very truly yours,

CTO REALTY GROWTH, INC.

By:
Name:	Philip R. Mays
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Signature Page to Amendment No. 1 to the Equity Distribution Agreement

The foregoing Amendment No. 1 to the Agreement is hereby confirmed and accepted as of the date first written above. [ • ], AS MANAGER

By:
Name:
Title:

[ • ], AS FORWARD SELLER

By:
Name:
Title:

[ • ], AS FORWARD PURCHASER

By:
Name:
Title:

Signature Page to Amendment No. 1 to the Equity Distribution Agreement